Exhibit 5.1

[Opinion of Sullivan & Cromwell LLP]

April 7, 2006

The	PMI Group, Inc.,

3003 Oak Road,

Walnut Creek, California 94597.

Ladies and Gentlemen:

We are acting as counsel to The PMI Group, Inc., a Delaware corporation (the “Company”), in connection with its filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers the following securities (collectively, the “Securities”):

•	senior and subordinated debt securities, warrants, common stock of the Company (the “Shares”), preferred stock of the Company, depositary shares representing preferred stock, stock purchase contracts and units comprised of one or more of the foregoing; and

•	Shares initially issuable upon conversion, exercise or exchange of any Securities that are convertible into or exercisable or exchangeable for Shares, and the stock purchase rights attached to the Shares (the “Rights”) to be issued pursuant to the Rights Agreement, dated as of January 26, 1998 (the “Rights Agreement”), between the Company and ChaseMellon Shareholder Services L.L.C., as Rights Agent (the “Rights Agent”).

In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion:

(1)    Debt Securities Issued Under an Indenture. The Indenture, dated as of November 3, 2003, relating to the senior debt securities, between the Company and the Bank of New York, as trustee, has been duly authorized, executed and delivered by the Company. When the Registration Statement has become effective under the Act, when the indenture relating to the subordinated debt securities has been duly authorized, executed and delivered substantially in the form so filed, when the terms of the debt securities to be issued under either of such Indentures (the “Indenture Securities”) and of their issuance and sale have been duly established in conformity with the related Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Indenture Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as

The PMI Group, Inc.

contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, the Indenture Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The debt securities covered by the opinion in this paragraph include any debt securities that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, as well as any stock purchase contracts or units that may be issued under the Indentures relating to the debt securities.

(2)    Common Stock. When the Registration Statement has become effective under the Act, when the terms of the Shares and of their issuance and sale have been duly established in conformity with the Company’s certificate of incorporation and when the Shares have been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Shares will be validly issued, fully paid and non-assessable. The Shares covered in the opinion in this paragraph includes (i) any Shares that may be issued as part of the units and (ii) upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities, provided that in the case of Shares referred to in this clause (ii) such other Securities have been duly authorized, executed and delivered.

(3)    Preferred Stock. When the Registration Statement has become effective under the Act, when the terms of the preferred stock and of its issuance and sale have been duly established in conformity with the Company’s certificate of incorporation, when an appropriate certificate of designations with respect to the preferred stock has been duly filed with the Secretary of State of the State of Delaware and when the preferred stock has been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the preferred stock will be validly issued, fully

The PMI Group, Inc.

paid and non-assessable. The preferred stock covered in the opinion in this paragraph includes any preferred stock that may be represented by depositary shares or may be issued as part of the units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities.

(4)    Depositary Shares. When the Registration Statement has become effective under the Act, when the terms of the deposit agreements under which the depositary shares are to be issued have been duly established and the deposit agreements have been duly executed and delivered, when the terms of the depositary shares and of their issuance and sale have been duly established in conformity with the applicable deposit agreements, when the preferred stock represented by the depositary shares has been duly delivered to the applicable depositaries and when the depositary receipts evidencing the depositary shares have been duly issued against deposit of the preferred stock in accordance with the applicable deposit agreements and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the depositary shares will be validly issued and will entitle the holders thereof to the rights specified in the depositary shares and the applicable deposit agreements, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The depositary shares covered by the opinion in this paragraph include any depositary shares that may be issued as part of the units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities.

(5)    Warrants Not Issued Under an Indenture. When the Registration Statement has become effective under the Act, when the terms of the warrant agreements under which certain of the warrants are to be issued have been duly established and the warrant agreements have been duly executed and delivered, when the terms of such warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and when such warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any

The PMI Group, Inc.

applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The warrants covered by the opinion in this paragraph include any warrants that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, but do not include any Indenture Securities.

(6)    Stock Purchase Contracts Not Issued Under an Indenture. When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under which certain of the stock purchase contracts are to be issued have been duly established and the governing documents have been duly executed and delivered, when the terms of such stock purchase contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and when such stock purchase contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such stock purchase contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The stock purchase contracts covered by the opinion in this paragraph include any stock purchase contracts that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, but do not include any Indenture Securities.

(7)    Units Not Issued Under an Indenture. When the Registration Statement has become effective under the Act, when the terms of the unit agreements under which the units are to be issued have been duly established and the unit agreements have been duly executed and delivered, when the terms of such units and of their issuance and sale have been duly established in conformity with the applicable unit agreements and when such units have been duly executed and authenticated in accordance with the applicable unit agreements and issued

The PMI Group, Inc.

and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The units covered by the opinion in this paragraph include any units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities, but do not include any Indenture Securities.

(8)    Rights. Assuming that the Board of Directors of the Company, after fully informing itself with respect to the Rights Agreement and the Rights and after giving due consideration to all relevant matters, determined that the execution and delivery of the Rights Agreement and the issuance of the Rights thereunder would be in the best interests of the Company and its stockholders, and assuming further that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, then when the Registration Statement has become effective under the Act and the Shares have been validly issued upon conversion, exercise or exchange of any Securities that are convertible into or exercisable or exchangeable for Shares, the Rights attributable to the Shares will be validly issued.

In connection with our opinion set forth in paragraph (8) above, we note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

We further note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on such Security would be required to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the

The PMI Group, Inc.

judgment.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. We have assumed, without independent verification, that the Indenture relating to the senior debt securities has been duly authorized, executed and delivered by the trustee thereunder, that all other governing documents under which the Securities are to be issued, as well as the stock purchase contracts, if applicable, will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine. We have further assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any other property, upon conversion, exchange, exercise or otherwise pursuant to the terms of the Securities will be effected pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Finally, we have assumed that the authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, will remain in effect at all relevant times and that no Securities will be issued or other action taken in contravention of any applicable limit established pursuant to such resolutions from time to time.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. Nor are we expressing an opinion as to securities of any parties other than the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP